Exhibit 99.2

FILED
TARRANT COUNTY
5/8/2024 11:37 AM
THOMAS A. WILDER
DISTRICT CLERK

CAUSE NO.	342-352596-24

ARGENT TRUST COMPANY, AS	§	IN THE DISTRICT COURT OF
TRUSTEE OF THE PERMIAN BASIN	§
ROYALTY TRUST,	§
§
Plaintiff,	§
§
v.	§	TARRANT COUNTY, TEXAS
§
BLACKBEARD OPERATING, LLC,	§
§
Defendant.	§	JUDICIAL DISTRICT

PLAINTIFF’S ORIGINAL PETITION

Plaintiff Argent Trust Company, as Trustee (the “Trustee” or “Plaintiff”) of the Permian Basin Royalty Trust (the “Trust”), files its Original Petition against Defendant Blackbeard Operating, LLC (“Blackbeard”) and alleges as follows:

I.

OVERVIEW

For 40 years, the parties to a royalty conveyance understood how royalties were to be calculated and paid. That ended after Blackbeard took over as operator of the wells and began paying royalties. The Trustee seeks to recover more than $15 million in damages resulting from Blackbeard’s failure to properly calculate and pay royalties due and owing to the Trust. Specifically, Blackbeard impermissibly deducted overhead costs and other expenses related to Blackbeard’s production of oil, gas, and other minerals. The Trustee brings this suit to collect the difference in Blackbeard’s royalty payments and the royalties required under the parties’ agreement.

Plaintiff’s Original Petition	Page 1

II.

DISCOVERY PLAN AND RULE 47 DISCLOSURE

1.
Plaintiff intends to conduct discovery under Level 2 of Texas Rule of Civil Procedure 190.3. TEX. R. CIV. P. 190.3.
2.
Pursuant to Texas Rule of Civil Procedure 47, Plaintiff discloses that it seeks monetary relief of over $1,000,000.00, including damages of any kind, penalties, costs, expenses, pre-judgment interest, and attorneys’ fees. TEX. R. CIV. P. 47(c)(4).

III.

PARTIES

3.
Argent Trust Company, as Trustee of the Permian Basin Royalty Trust, is a Tennessee corporation, maintains its principal place of business in Louisiana, and conducts business in Texas, including a full-service trust office in Dallas County, Texas.
4.
Blackbeard Operating, LLC is a Delaware limited liability company with its principal office in Tarrant County, Texas at 1751 River Run, Suite 405, Fort Worth, Texas 76107. Blackbeard may be served with process through its counsel of record, or its registered agent, Cogency Global, Inc., at 1601 Elm Street, Suite 4360, Dallas, Texas 75201, or wherever its representatives may be found.

IV.

JURISDICTION AND VENUE

5.
This Court has general personal jurisdiction over Blackbeard because Blackbeard resides and does business in Tarrant County, Texas. Specifically, Blackbeard’s office is located in Tarrant County, Texas, and such office administered, calculated, and/or paid the royalties that form the basis of this suit.
6.
This Court has subject matter jurisdiction over this action by virtue of the relief sought herein and because the amount in controversy exceeds the minimum jurisdictional requirements of this Court.

Plaintiff’s Original Petition	Page 2

7.
Venue is proper in this Court because Blackbeard’s principal office in this state is located in Tarrant County, Texas. See TEX. CIV. PRAC. & REM. CODE § 15.002(a)(3). Moreover, in a tolling agreement dated March 1, 2024, the parties agreed to the sole and exclusive venue of the district courts in Tarrant County, Texas.

V.

BACKGROUND

8.
The Trustee provides trust management services for royalty trusts throughout the United States and currently serves as trustee of the Trust.
9.
Effective November 1, 1980, Southland Royalty Company (“Southland”) conveyed a net overriding royalty interest to the Trust, by and through its trustee at that time, First National Bank of Fort Worth, pursuant to a Net Overriding Royalty Conveyance (the “Conveyance”). A true and correct copy of the Conveyance is attached as Exhibit A.
10.
Blackbeard is the successor-in-interest to Southland, and the Trustee is a successor trustee of the Trust.
11.
Blackbeard operates oil and gas production from lands subject to the Conveyance under a Joint Operating Agreement (the “JOA”). The JOA was amended and ratified to, among other things, incorporate the COPAS Accounting Procedures.
12.
The Conveyance governs the royalties owed to the Trust and the method of calculating those royalties.
13.
Specifically, under the Conveyance, the Trust acquired “a net overriding royalty interest . . . in and to the Minerals in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to Seventy-Five percent (75%) of the Net Proceeds attributable to the Subject Interests . . . .” Ex. A p. 1.

Plaintiff’s Original Petition	Page 3

14.
Section 1.10 of the Conveyance defines “Net Proceeds” as “the excess of Gross Proceeds realized during such period over the sum of (a) Production Costs incurred during such period and (b) Excess Production Costs as of the end of the immediately preceding period.” Ex. A § 1.10.
15.
Where a joint operating agreement is in place (as is the case here), the Conveyance defines “Production Costs” as the sum of certain identified costs, including among others:

Ex. A § 1.15(a)(iii).

16.
In lieu of complying with the Conveyance, Blackbeard has instead breached the Conveyance by failing to properly calculate and pay royalties to the Trust.
17.
Among other things, Blackbeard breached the Conveyance by:
a.
incorrectly charging against the Net Proceeds certain overhead costs;
b.
charging the Trust for overhead on wells that did not produce or have volumes injected;
c.
double charging the Trust for services, materials, and electric utilities;
d.
improperly applying certain costs for employee benefits, operator-generated costs, and gathering fees and oil transportation fees;
e.
improperly charging the Trust for casing in excess of the amount actually used; and
f.
charging the Trust for services performed and equipment installed on property unrelated to the Conveyance.

Plaintiff’s Original Petition	Page 4

18.
Accordingly, Blackbeard has failed to comply with its obligations under the Conveyance. Blackbeard’s refusal to comply with the conveyance has not escaped the notice of the Trust’s unitholders and has interfered with the Trustee’s administration of the Trust.
19.
As a result of the manner and method of the reporting and remittance of royalties, Blackbeard’s breaches of the Conveyance have been inherently undiscoverable absent the full disclosure of such information by Blackbeard. The Trustee affirmatively pleads the doctrines of fraudulent concealment and the discovery rule.
20.
All conditions precedent to the Trustee’s right to recover as set forth above have occurred, been performed, and/or been waived.

VI.

CAUSES OF ACTION

A.
Breaches of Contract.
21.
The Trustee incorporates the foregoing facts, the same as if fully set forth herein.
22.
The Conveyance provides the required method of calculating the Trust’s royalties.
23.
The Conveyance is a valid and binding agreement.
24.
The Trustee fully performed its obligations and met all conditions precedent under the Conveyance.
25.
Blackbeard materially breached the Conveyance by failing to properly calculate and pay the Trust’s royalties.
26.
As a direct and proximate result of Blackbeard’s breaches of the Conveyance, the Trustee was underpaid by more than $15 million, which continues to accrue, plus interest under the Conveyance and all applicable laws.

Plaintiff’s Original Petition	Page 5

27.
The Trustee has provided written notice of Blackbeard’s breach and demanded the difference between Blackbeard’s payments and the royalties owed under the terms of the Conveyance. Blackbeard has refused to cure its breaches and honor its contractual obligations under the Conveyance.
B.
Attorneys’ Fees.
28.
The Trustee seeks to recover its reasonable and necessary attorneys’ fees from Blackbeard under Section 38.001 of the Texas Civil Practice and Remedies Code.

VII.

PRAYER

THEREFORE, the Trustee prays that Blackbeard be cited to appear and answer, the Court set this matter for trial and, upon trial, enter final judgment that the Trustee have and recover against Blackbeard all actual, consequential, direct, and indirect damages, pre- and post-judgment interest, attorneys’ fees, costs of court, and all such other and further relief to which it may be entitled.

Plaintiff’s Original Petition	Page 6

Dated: May 8, 2024.	Respectfully submitted,

/s/ David J. Drez III
David J. Drez III
State Bar No. 24007127
david.drez@wickphillips.com
Jacob T. Fain
State Bar No. 24053747
jacob.fain@wickphillips.com
Stafford P. Brantley
State Bar No. 24104774
stafford.brantley@wickphillips.com
Emily R. Steppick
State Bar No. 24117590
emily.steppick@wickphillips.com

Wick Phillips Gould & Martin, LLP
100 Throckmorton Street, Suite 1500
Fort Worth, Texas 76102
Telephone:	(817) 332-7788
Fax:	(817) 332-7789

ATTORNEYS FOR PLAINTIFF ARGENT
TRUST COMPANY, AS TRUSTEE OF
THE PERMIAN BASIN ROYALTY TRUST

Plaintiff’s Original Petition	Page 7

EXHIBIT A

NET OVERRIDING ROYALTY CONVEYANCE (Permian Basin Royalty Trust-Waddell Ranch) THE STATE OF TEXAS $ COUNTY OF CRANE $ $ KNOW ALL MEN BY THESE PRESENTS: THAT, SOUTHLAND ROYALTY COMPANY, a Delaware corporation ("Assignor"), for and in consideration of the sum of Ten Dollars ($ 10.00) and other good and valuable consideration to it paid By The First National Bank of Fort Worth, a bank organized under the low of the United States, acting not in its individual corporate capacity but solely as trustee under that certain Permian Basin Royalty Trust Indenture dated as of November 1, 1980 ("Assignee"), the receipt and sufficiency of which are hereby acknowledged, has bargained, sold, granted, conveyed, transferred, assigned, set over and delivered, and by these Presents does hereby bargain, sell, gr ant, convey, transfer, assign, set over and deliver unto Assignee a net overriding royalty interest ("the Royalty Interest") in and to the Min- erals in and under, and if, as and when produced, saved and sold from, the Subject Lands during the term of the Subject Interests equal to Seventy-Five percent (75%) of the Net Proceeds attrib- utable to the Subject Interests, as each of the above cap- italized words are defined in Article I and all as more fully provided herein.TO HAVE ANO TO HOLD the Royalty Interest, togeth.er with all and singular the rights and appurtenances thereto in anywise belonging, unto Assignee, its successors and assigns, subject, however, to the terms and provisions of this Conveyance; and Assignor does by these presents bind and obligate itself, its successors and assigns, to WARRANT and FOREVER defend all and singular the Royalty Interest unto the said Assignee, its successors and assigns, against every person whomsoever law-fully claiming or to claim the same or any part thereof by, through or under Assignor, but not otherwise. ARTICLE I DEFINITIONS As herein used the following words, terms or phrases have the following meanings:

SECTION 1.01. "Affiliate" means, as to the party speci- fied, any Person Controlling, controlled by or under common Control with such party, with the concept of control in such context meaning the possession, directly or indirectly, of the Power to diret or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. SECTION 1.02. "Conveyance" means this Net Overriding Royalty Conveyance. SECTION 1.03. "Assignor" means the Assignor named herein While it owns all or any part of or interest in the Subject interests and any other Person or Persons who acquire all or any part of or interest in the Subject Interests. SECTION 1.05. "Effective Date" means 7:00 o'clock A.M, local time in effect at the location of each Subject Interest, on November l, 1980. SECTION 1. 06. "Excess Production Costs" at any point in time means an amount equal to the excess of Production Costs over Gross Proceeds for the period ending with such point and beginning with the end of the most recent month in which there were Net Proceeds. SECTION 1. 07. "Gross Proceeds" means the amounts re- ceived from and after the Effective Date by Assignor from the sale of Subject Minerals sold after the Effective Date, in the aggregate, subject to the following: (a) There shall be excluded from Gross Proceeds all general property (ad valorem), production, severance, sales, gathering and windfall profits taxes and other taxes {whether state, federal or otherwise) assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest, and which taxes are de- ducted or excluded from proceeds of Sale received by Assignor. (b) There shall be excluded any amount for Subject Minerals attributable to nonconsent operations conducted with respect to the Subject Interests (or any portion thereof) as to which Assignor shall be a nonconsenting party and which is dedicated to the recoupment or re- imbursement of costs and expenses of the consenting party -2-

or parties by the terms of the relevant operating agreement, unit agreement, contract for development or other instrument providing for such nonconsent operations, provided Assignor's election not to participate in such operations is made in conformity with the provisions of Section 6.01 (c) There shall be excluded any amount which As- signor shall receive as any of the following: bonus or other consideration for granting any lease or other right ln and to or for transfer or sale of any of the Subject Interests (subject to the Royalty Interest) or equipment or other personal property or fixtures on the Subject Lands; delay rental; shut-in gas well royalty or payment; minimum royalty (to the extent not attributable to actual production of the Subject Minerals); payments for gas not taken, when such payments are made ( but to the extent such payments are allocated to gas taken in the future such payments shall be included without interest in Gross Proceeds when such gas is taken): damages arising from any cause other than drainage or reservoir injury; rental for reservoir use; payments made to Assignor in connection with the drilling of any well on any of the Subject Lands or lands in the vicinity (such exclusion including dry and bottom hole payments, provided that if such well is drilled on the Subject Lands and Assignor incurs Production Costs in connection therewith such payments shall reduce Production Costs) or in connection with any adjustment of any well and leasehold equipment upon unitization of any of the Subject Interests; provided there shall be included in Gross Proceeds advance or prepaid payments for future production received by Assignor to the extent not subject to r~payment in the event of insufficient subsequent production (and to the extent so subject to repayment shall be included without interest in Gross Proceeds when the Minerals on which such payment was so advanced or prepaid are actually produced) and payments made to Assignor in connection with the deferring of drilling of any well on any of the Subject Lands { including payments from an adjacent operator for refraining from drilling an offset well). (d) There shall be excluded any amount for Subject Minerals lost in the production or marketing thereof or used by Assignor in conformity with ordinary or prudent practices for drilling, production and plant operations (including gas injection, secondary recovery, pressure maintenance, repressuring, cycling operations, plant fuel or shrinkage) conducted for the purpose of drilling for, producing or processing Subject Minerals or for operations on any unit or plant to which the Subject Interests are committed, but only so long as such Subject Minerals are so used.-3-

(e) If a controversy or possible controversy exists (whether by reason of any statute, order, decree, rule, regulation, contract or otherwise) between Assignor and any purchaser as to the correct sales price of any Subject mineral or, for any other reason, as to Assignor's right to receive or collect the proceeds of sale of any Subject Minerals, then {i) amounts withheld by the purchaser or de- posited by it with an escrow agent shall not be considered to be received by Assignor until actually collected by Assignor, but the amounts received by Assignor shall include any i.nterest, penalty or other amount paid to Assignor in respect thereof; (ii) amounts received by Assignor and promptly deposited by it with an escrow agent shall not be con- sidered to have been received by Assignor, but all amounts thereafter paid to Assignor by such escrow agent shall be considered to be amounts received from the sale of Subject Minerals: and (iii) amounts received by Assignor and not de- posited with an escrow agent shall be considered to be received for purposes of this Section 1.07. (f) Assignor shall have the right to contest the amount of the windfall profits tax alleged to be due on proceeds included in Gross Proceeds and to seek refunds thereof. In the event any amounts are required to be paid because of any deficiency in prior payment of windfall profits tax for periods after the Effective Date, the amounts so paid shall be included in Production Costs as paid. SECTION 1.08. "Minerals" means oil, gas and all other minerals produced in association with oil or gas, but excluding all other minerals, whether similar or dissimilar. SECTION l. 09. "Monthly Record Date" for each month means the close of business on the last day of such month which is not a Saturday, Sunday or other day on which national banking institutions in the City of Fort Worth, Texas, are closed as authorized or required by law, unless Assignee determines that a later date is required to comply with applicable law or the rules of an e)l:change pursuant to the terms of the Permian Basin Royalty Trust Indenture referred to above. SECTION 1.10. "Net Proceeds" for any period means the excess of Gross Proceeds realized during such period over the sum of (a) Production Costs incurred during such period and (b) -4-

Excess production Costs as of the end of the immediately Preceding Period. SECTION 1.11. "Non-Affiliate" means, as to the party specified, any Person who is not an Affiliate of such party. SECTION 1.12. "Person" means any individual, corpora- tion, partnership, trust, estate or other entity, organization or association. SECTION 1.13. "Prime Interest Rate" means the interest per annum charged by Morgan Guaranty Bank of New Yock on rate tY day loans to its most substantial and responsible nineerc ial borrowers. SECTION 1.14. "Processing Costs" means the costs to Assignor of manufacturing, refining or processing (all herein referred to as,.processing") gas and casinghead gas included in the subject Minerals before the Sale thereof, which costs for purposes hereof shall consist of (a) the sum of (i) any such processing charges paid to Non-Affiliates and (ii) the expenses ( including depre- ciation but otherwise not including capital costs) in- curred by Assignor or its Affiliate in processing such subject Minerals plus an amount equal to a return of 15% on the depreciated book value of the fixed assets used in such processing (for which purpose of computing depre- ciation and the return on depreciated book value the value of fixed assets owned by Assignor will be their book value as of the date first used in processing Subject Minerals), or (b) if greater, the amount allowed as processing charges by any Federal or State agency having jurisdiction over the sale of such Subject Minerals. If Assignor or an Affiliate receives a share of the production of others or of plant products therefrom (or proceeds of sale thereof) for processing such production of others, such share shall not be included in Subject Minerals (or Gross Proceeds). If Assignor or an Affiliate does not bear any processing costs but the owners or operators of a plant receive a share of the Subject Minerals (or proceeds of sale thereof) for processing them, such share (or proceeds) shall be excluded from the Subject Minerals (and Gross Proceeds). SECTION 1.15. "Production Costs" means, on an accrual accounting method and accruing with respect to the following from and after the Effective Date, and whether capital or non-capital in nature, -5-

(a) the sum of ( i) all amounts borne by Assignor as any of the following: any presently existing burdens against production or the proceeds of sale of production attributable to the Subject Interests; payments made to others in the area in connection with the drilling or deferring of drilling of any well on any of the subject Lands or lands in the vicinity ( including dry and bottom hole payments and payments made to others for refraining from drilling an offset well) or in connection with any adjustment of any well and lease-hold equipment upon unitization of any of the Subject Interests; and rent and other consideration paid for use of or damage to the surface; (ii) all general property (ad valorem), produc- tion, severance, sales, gathering and windfall prof- its taxes and other taxes (whether state, federal or otherwise), except income taxes, assessed or levied on or in connection with the Subject Interests, the Royalty Interest or the production therefrom or equipment on the Subject Lands, or against Assignor as owner of the Subject Interests or Assignee as owner of the Royalty Interest, and which taxes are paid by Assignor, and any income tax on the Royalty Interest paid by Assignor; (iii) the aggregate costs incurred by Assignor under any joint operating agreement applicable to the Subject Interests to which Assignor and one or more Non-Affiliates are parties, plus an additional overhead fee of $75.00 per month (subject to ad- justment as provided in Section III. F. of Schedule B attached hereto) per "Producing Well" (as defined in Section III.E. of Schedule B attached hereto) on the Subject Lands for so long as neither Assignor nor an Affiliate is the operator of the Producing Wells on the Subject Lands: (iv) the aggregate costs incurred by Assignor under Schedule B attached hereto with respect to any Subject Interest not subject to a joint operating agreement between Assignor and a Non-Affiliate: (v) all other costs, expenses and liabilities of investigating, exploring, prospecting, drilling and mining for, operating and producing Subject Minerals and sale and marketing thereof, including without implied limitation: costs of equipping, plugging back, reworking, completing, recompleting -6-

and plugging and abandoning of any well on the subject Lands and of making the Subject Minerals ready or available for market: the cost of con- struction of gathering lines, tanks, transmission lines, meters and other production and delivery facilities and of transporting, compressing, de- hydrating, separating, treating, storing and mar- keting the Subject Minerals: the cost of secondary recovery, pressure maintenance, repressuring, cy- cling and other operations conducted for the purpose of enhancing production: and the cost of litigation concerning titJe to or operation of the Subject Interests and any other acts or omissions of Assignor consistent herewith or brought by Assig;.or to pro- tect the Subject Interests; (vi) Processing Costs; (vii) interest accrued during any month in which there were Excess Production Costs computed at the Prime Interest Rate in effect at the end of such period on the amount of Excess Production Costs at the end of such period; (viii) the costs of the audits furnished pursuant to Section 2.06 hereof; (ix) any amounts paid by Assignor, whether as refund, interest or penalty, to a purchaser because the amount initially received by Assignor as sales price was more or allegedly more than permitted by the terms of any applicable contract, statute, regu- lation, order, decree or other obligation; and (x) any other amounts paid by Assignor with respect to the Subject Interests or operation there- of or sale of production therefrom, whether as re- fund, fine, interest or penalty, pursuant to liti- gation or settlement of threatened litigation or order of governmental agency, provided that Assignor has not breached Section 6.01 hereof; (b) but excluding (i) costs which would otherwise be treated as Production Costs but which shall not be so treated for purposes hereof (until the following amounts have been fully credited against such costs) equal to amounts reimbursed or credited to Assignor by in- surance from damage to property, by sales of property or transfers of property off the Subject Lands or by proceeds from unitization or other disposition of property; and -7-

(ii) any amounts which would otherwise be Pro- duction Costs but which are attributable to periods before the Effective Date. SECTION 1.16. "Sale" includes exchanges and other dis- sE:Ction for value. SECTION 1.17."Sales Contracts" means all contracts and se:C 5 for the offer or sale of, commitment to offer or , :eoerni;t or right of first refusal to purchase, Subject Minerals. SETION 1.08 "Subject Interests" means each kind and acter of right, title, claim or interest which Assignor has -J: 3ct;:fective oate in the mineral interests and the uniti- -· :.,e nd pooling agreements and the units created thereby :1'.·'" ae described in Schedule A, and all the right, title, ••• :!'I a; interest which Assignor has on the Effective Date in -.J• 111 0 the Subject Lands, whether such right, title, claim or ,~d to st be under and by virtue of a mineral deed, a uni tization . •~treoling agreement, a uni tization or pooling order, an =1 peeing agreement, a division order, a transfer order or any :pera type of contract, conveyance or instrument (including ::'ltr ficallY and not by way of limitation both the interest of spe:~nor treated as a royalty interest and the interest of .us. nor treated as a working interest with respect to an ~~:sed mineral interest under any such agreement) or under '" .. other type of claim or title, legal or equitable, recorded l~:unrecorded, even though Assignor's interests be incorrectly ~c incompletely described in, or a description thereof be ;f!l.tted from, Schedule A, all as the same shall be enlarged by •ne discharge of any payments out of production or by the ;emoval of any charges or encumbrances to which any of the same are subject and any and all renewals and extensions of any of ~~ same, but·subject to all burdens to which Assignor's such noht, title, claim or interest is subject (while same remains so' subject).SECTION 1.19. •subject Lands• means the lands which are described in or which are subject to the mineral deeds and other instruments described in Schedule A attached hereto, provided that if Assignor's ownership rights in any such lands are presently limited as to depth the "Subject Lands" shall like- wise be subject to such limitation. SECTION 1.20. "Subject Minerals" means all Minerals in and under, and which may be produced, saved and sold from, and which shall accrue and be attributable to, the Subject Interests, including plant products attributable thereto from processing gas or casinghead gas included in the Subject Minerals before sale thereof (but not including products deflved from processing oil). -8-

ARTICLE II

RECORDS AND REPORTS

SECTION 2.01. Books and Records. Assignor shall at all times maintain true and correct books and records sufficient to determine the amounts payable to Assignee hereunder, including, but not limited to, a Net Proceeds account to which Gross Proceeds and Production Costs are credited and charged.

SECTION 2.02. Inspections. The books and records referred to in Section 2.01 shall be open for inspection at the office of Assignor during normal business hours.

SECTION 2.03. Quarterly Statements. Within thirty (30) days next following the close of each calendar quarter, Assignor shall deliver to Assignee a statement showing the computation of Net Proceeds attributable to such quarter.

SECTION 2.04 Assignee's Exceptions to Quarterly Statements. If Assignee shall take exception to any item or items included in the quarterly statements rendered by Assignor, Assignee shall notify Assignor in writing within 180 days after the receipt of the report and annual audit furnished pursuant to Section 2.06 hereof, setting forth in such notice the specific charges complained of and to which exception is taken or the specific credits which should have been made and allowed; and, with respect to such complaints and exceptions as are justified, adjustment shall be made. If Assignee shall fail to give Assignor notice of such complaints and exceptions prior to the expiration of such 180 day period, then the statements for such calendar year as originally rendered by Assignor shall be deemed to be correct as rendered.

SECTION 2.05. Geological Data. Upon request Assignor shall, subject to the limitations of confidentiality undertakings with co-owners or other third parties, furnish to Assignee access to all geological, well and production data which Assignor has on hand relating to operations on the Subject Interests. Assignor shall also furnish to Assignee quarterly reports showing the status of development, producing and other operations conducted by Assignor on the Subject Interests. All information furnished to Assignee pursuant to this section is confidential and for the sole benefit of Assignee and shall not be shown by Assignee to any other Person.

SECTION 2.06. Annual Audits and Reports. Within 90 days after the end of the calendar year, Assignor shall deliver to Assignee a statement which has been audited by a nationally recognized firm of independent public accountants selected by Assignor, which shall show the information provided for in Section 2.03 on an annual basis.

ARTICLE III

PAYMENT

SECTION 3.01. Payment. On or before the Monthly Record Date, Assignor shall pay to Assignee as a royalty hereunder an amount equal to Seventy-Five percent (75%) of the Net Proceeds for the preceding month. On December 31, 1980, Assignor shall pay to Assignee as an advance royalty the sum of $1,000,000. Such amount shall be subtracted from the amounts otherwise payable under this Section with respect to future periods.

SECTION 3.02. Interest on Past Due Payments. Any amount not paid by Assignor to Assignee when due shall bear, and Assignor will pay, interest at the rate of four percentage points over the Prime Interest Rate, determined at the end of each month, from such due date until such amount is paid, but not in excess of the maximum amount allowed by law.

SECTION 3.03. Overpayment. If at any time Assignor inadvertently pays Assignee more than the amount due, Assignee shall not be obligated to return any such overpayment, but the amount or amounts otherwise payable to Assignee for any subsequent period or periods shall be reduced by such overpayment, plus an amount equal to interest computed at 120% of the weighted average Prime Interest Rate in effect during the period of such overpayment.

ARTICLE IV

MARKETING OF SUBJECT MINERALS

SECTION 4.01. Sales Contracts. Assignor, to the extent it has the right to do so, shall market or cause to be marketed the Subject Minerals. For such purpose, sales of Subject Minerals may continue to be made pursuant to existing Sales Contracts. Assignor may amend such existing Sales Contracts and may enter into one or more Sales Contracts in the future at the best prices and on the best terms Assignor shall deem reasonably obtainable in the circumstances. Gross Proceeds of Subject Minerals subject to Sales Contracts shall be determined on the basis of amounts actually received by Assignor from sales under the Sales Contracts regardless of whether at the time of production or sale market value should be different from proceeds of sale.

SECTION 4.02. Performance of Sales Contracts. Assignor will duly perform all obligations binding on it under all Sales Contracts in accordance with the terms thereof and will take all appropriate and reasonable measures to enforce the performance under each of the Sales Contracts of the obligations of the purchaser thereunder. All Subject Minerals sold by Assignor, whether pursuant to Sales Contracts or otherwise, shall be delivered by Assignor to the purchasers thereof, into the pipelines to which the wells producing such Subject Minerals may be connected or to such other point of purchase as is reasonably required in the marketing of such Subject Minerals. sEC1ION 4.03. Reliance by Third Partx. As to any party, the of Assignor shall be binding on Assignee. It shall not be necessary for Assignee to join with Assignor in any division or transfer order or any Sales Contract, and proceeds of sale or the subject Minerals shall be paid by the purchasers thereof or others disbursing proceeds) directly to Assignor without necessity of joinder by or consent of Assignee. ARTICLE V NON-LIABILITY OF ASSIGNEE In no event shall Assignee be liable or responsible in any for any Production Costs or other costs or liabilities incurred by Assignor or others attributable to the Subject interests or to the Minerals produced therefrom. ARTICLE VI OPERATION OF SUBJECT INTERESTS SECTION 6.01. Prudent Operator Standard. Assignor arees, to the extent it has the legal right to do so under the ferms of any operating agreement, unit operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof), that it will conduct and carry on the maintenance and operation of the· Subject Interests with reasonable and prudent business judgment and in accordance with good oil and gas field practices, and that it will drill such wells as a reasonably prudent operator would drill from time to time in order to protect them from drainage. However, nothing contained in this Section 6. 01 shall be deemed to prevent or restrict Assignor from electing not to participate in any operation which is to be conducted under the terms of any operating agreement, unit operating agreement, contract for development or similar instrument affecting or pertaining to the Subject Interests (or any portion thereof) and allowing consenting parties to conduct nonconsent operations thereon, if such election is made by Assignor in good faith. Notwithstanding anything elsewhere herein to the contrary, Assignor shall never be liable to Assignee for the manner in which Assignor performs its duties hereunder as long as Assignor has acted in good faith. -11-

SECTION 6.02.Abandonment of Properties. Nothing herein contained shall obligate Assignor to continue to operate any well when, in Assignor’ s opinion, such well or Subject Interest ceases to produce or is not capable of producing oil or gas in paying quantities.SECTION 6.03. Insurance. Although Assignor is permitted to carry policies of 1nsurance covering the property upon the subject Interests and risks incident to the operation thereof and to charge premiums therefor to the Net Proceeds account, Assignor shall not be required to carry insurance on such property or covering any of such risks unless it elects so to do. In no event shall Assignor be liable to Assignee on account of any losses sustained which are not covered by insurance. ARTICLE VII UNITIZATION SECTION 7.01. Right to Pool and Process. Assignor shall have the right and power, exercisable only during the period provided in Section 7. 02 hereof, (a} to pool and unitize any of the subject Interests and to alter, change or amend or terminate any pooling or unitization agreements, as to all or any part of the land covered hereby, as to any one or more of the formations or horizons hereunder, and as to any one or more Minerals, upon such terms and provisions as Assignor shall in its sole discretion determine, and (b) to commit any of the Subject Interests (including the Royalty Interest attributable thereto) to an agreement for processing same (pursuant to which, by way of example and not by way of limitation, the plant owner or operator receives a portion of the Subject Minerals or plant product's therefrom or proceeds of the sale thereof as a fee for processing) If and whenever through the exercise of such right and power, or pursuant to any law hereafter enacted or any rule, regulation or order of any governmental body or official here-after promulgated, any of the Subject Interests are pooled or unitized in any manner, the Royalty Interest insofar as it affects such Subject Interest shall also be pooled and unitized and in any such event such Royalty Interest in such subject Interest shall apply to and affect only the production which accrues to such Subject Interest under and by virtue of the pooling and unitization. SECTION 7.02. Applicable Period. Assignor's power and rights in Section 7 .01 shall be exercisable only during the period of the life of the last survivor of the descendants of the signers of the Declaration of Independence living on the date of execution hereof, plus twenty-one {21) years after the death of such last survivor, or the term of this Conveyance, whichever period shall first expire.

ARTICLE VI II GOVERNMENT REGULATION All obligations of Assignor hereunder shall be subject to the applicable provisions of the Emergency Petroleum Allocation Act of 1973, the Department of Energy Organization Act, the Natural gas Act, the Natural Gas Policy Act of 1978 and each other statute purporting to provide regulation of the sale of Minerals or establishing maximum prices at which the same may be sold and all applicable laws, orders, rules and regulations thereunder of the Federal Energy Regulatory Commission, the department of Energy and each other legislative or governmental body, agency, board or commission having jurisdiction. Rates permitted under the Natural Gas Act, the Natural Gas Policy Act of 1978, the Emergency Petroleum Allocation Act of 1973 and each such other statute _and the rules and regulations thereunder to be paid for the Subject Minerals shall be controlling if lower than prices established in Sales Contracts. Assignor shall be entitled to use its reasonable discretion in making filings, for itself and on behalf of Assignee, with the Federal Energy regulatory Commission, the Department of Energy or any other governmental body, agency, board or commission having jurisdiction, affecting the price or prices at which subject Minerals may be sold, and with purchasers of production, operators or others with respect to the windfall profits tax. ARTICLE IX ASSIGNMENTS SECTION 9.01. Assignment by Assignor. Assignor shall have the right to assign, sell, transfer, convey, mortgage or pledge the subject Interests, or any part thereof, subject to the royalty Interest and the terms and provisions of this conveyance. From and after the effective date of any such assignment, sale, transfer or conveyance by Assignor, the assignee thereunder shall succeed to all the requirements upon and responsibilities of Assignor hereunder, as to the interests so acquired by such assignee, and, from and after the said effective date, Assignor shall be relieved of such requirements and responsibilities, excepting only those accrued or due for performance prior to such effective date. SECTION 9.02. Partial Assignment. If Assignor assigns its interest under the Subject Interests as to some of such Subject Interests or as to some part thereof, then, effective as of the date of such assignment, in determining the Royalty Interest payable with respect to production from such assigned subject Interests or parts thereof, the Gross Proceeds, Production Costs and Net Proceeds attributable to such assigned interests will be computed and determined by the assignee of.

Such assigned interests in the aggregate as to the assigned interests owned by such assignee, but separate from and not aggregated with the computation and determination made by assignor as to unassigned interests. section 9.03. Assignment by Assignee. Assignee has the right to assign the Royalty Interest in whole or in part, but with respect to the Ass1gnee named herein) only as authorized by the Permian basin Royalty Trust Indenture referred to above. However, no such assignment will affect the method of computing net proceeds, and if more than one Person becomes entitled to participate in the Royalty Interest, Assignor may withhold from such other Person payments to which such Person would otherwise be entitled hereunder and the furnishing of any data or information which Assignor is required by the terms hereof to furnish assignee until assignor is furnished a rec9rdable instrument executed by or binding upon all Persons interested in the royalty interest designating one Person who is to receive such payments, data and information. In making conveyances or assignments of any of the Royalty Interest (to the extent permitted hereunder), Assignee need not vest in its grantee or assignee all of the rights of Assignee hereunder with respect to the interest in the Royalty Interest so conveyed or assigned. SECTION 9.04. Change in Ownership. No change of ownership or right to receive payment of the Royalty Interest, or of any part thereof, however accomplished, shall be binding upon assignor until notice thereof shall have been furnished by the person claiming the benefit thereof, and then only with respect to payments thereafter made. Notice of sale or assignment shall consist of a certified copy of the recorded instrument accomplishing the same: notice of change of ownership or right to receive payment accomplished in any other manner (for example by reason of incapacity, death or dissolution) shall consist of certified copies of recorded documents and complete proceedings legally binding and conclusive of the rights of all parties. Until such notice shall have been furnished Assignor as above provided, the payment or tender of all sums payable on the Royalty Interest may be made in the manner provided herein precisely as if no such change in interest or ownership or right to receive payment had occurred. The kind of notice herein provided shall be exclusive, and no other kind, whether actual or constructive, shall be binding on assignor. SECTION 9.05. Rights of Mortgagee or Trustee. If Assignee shall at any time execute a mortgage or deed of trust covering all or part of the Royalty Interest, the mortgagee (s) or trustee (s) therein named or the holder of any obligation secured thereby shall be entitled, to the extent such mortgage or deed of trust so provides, to exercise all the rights. Remedies, powers and privileges conferred upon Assignee by the terms of this Conveyance and to give or withhold all consents required to be obtained hereunder by Assignee, but. the pro.

Visions of this Sect ion 9. 05 shall in no way be deemed or construed to impose upon Assignor any obligation or liability undertaken by Assignee under such mortgage or deed of trust or under the obligation secured thereby. ARTICLE X MISCELLANEOUS SECTION 10.01. Proeortionate Reduction. In the event of failure or deficiency in title to any of the Subject Interests, the portion of the production from such Subject Interest out of which the royalty Interest attributable to such Subject Interest shall be payable shall be reduced in the same proportion that such subject Interest is reduced. SECTION 10. 02. Term. This Conveyance shall remain in force so long as any of the Subject Interests are in effect. SECTION 10. 03. Further Assurances. Should any additional instruments of assignment and conveyance be requited to describe more specifically any interests subject hereto, Assignor agrees to execute and deliver the same. SECTION 10.04. Notices. All notices, statements, payments and communications between the parties hereto shall be deemed to have been sufficiently given and delivered if enclosed in a post paid wrapper and deposited in the United States mails directed, or if personally delivered, to the party to whom the same is directed or to be furnished or made at the respective addresses, as follows: southland Royalty Company 1000 Fort Worth Club Tower Fort Worth, Texas 76102 Attention: Treasurer the First National Bank of Fort Worth one Burnett Plaza Fort Worth, Texas 76102 Attention: Trust Department Either party or the successors or assignees of the interest or rights or obligations of either party hereunder may change its address or designate a new or different address or addresses for the purposes hereof by a similar notice given or directed to all parties interested hereunder at the time.

SECTION 10.05. Binding Effect. This Conveyance shall bind and inure to the benefit of the successors and assigns of assignor and Assignee. SECTION 10.06. Governing Law. The validity, effect and construction of this Conveyance shall be. Governed by the laws of the state of Texas. SECTION 10.07. Headings. Article and Section headings used in this Conveyance are or convenience only and shall not affect the construction of this Conveyance. SECTION 10.08. Substitution of Warranty. This instrument is made with full substitution and subrogation of Assignee in and to all covenants of warranty by others heretofore given or made with respect to the Subject Interests or- any part thereof or interest therein. IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in its name and behalf and its corporate seal to be affixed hereto and attested by its proper signatory officers thereunto duly authorized, in multiple originals, as of November 1, 1980. ATTEST: southland royalty company Luoy H Lowry, secretary by alton C. Goodrich executive vice president ATTEST: The First National Bank of Fort Worth, acting not in its in dividual capacity but solely as the Trustee of the Permian Basin Royalty Trust .B J. crow Sr, Vice President and Trust Officer by Robert e. scott Vice President and Trust Officer

The state of Texas $ County of Tarrant $ before me, the undersigned, a Notary Public in and for: said country and state, on this day personally appeared ALTON C. Goodrich, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said SOUTHLAND ROYALTY com pany, a corporation, and that he executed the same as the act of such 'corporation for the purposes and consideration therein expressed, and in the capacity therein stated. GIVEN UNDER MY HAND AND SEAL OF OFFICE this the third day of November, 1980. Notary Public in and for Tarrant County, Texas THE STATE OF TEXAS $ COUNTY. OF TARRANT $ BEFORE ME, the und.er signed, a Notary Public in and for said county and State, on this day personally appeared ROBERT E. scott, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of THE FIRST NATIONAL BANK OF FORT worth, acting not in its individual capacity but solely as the trustee of the Permian Basin Royalty Trust, and that he executed the same as the act of such national banking corporation for the purposes and consideration therein expressed, and in the capacity therein stated. GIVEN UNDER MY HAND AND SEAL OF OFFICE this the third day of November, 1980. Notary Public in and for Tarrant County, Texas.

SCHEDULE A

Attached to and made a part of Net Overriding Royalty Conveyance (Permian Basin Royalty Trust - Waddell Ranch) dated effective November 1, 1980, from Southland Royalty Company to The First National Bank of Fort Worth, Trustee under that certain Trust Indenture creating the Permian Basin Royalty Trust, dated effective November 1, 1980.

PART ONE

Waddell (West Ranch):

An undivided one-half (1/2) interest in and to the oil, gas and other minerals in and under and that may be produced from the following described lands situated in Crane County, Texas, and being a portion of the same lands conveyed to Marland Employees Royalty Company (now Southland Royalty Company) by W. N. Waddell et al, under mineral deed dated November 16, 1926, recorded at Volume 13, Page 585, Deed Records of Crane County, Texas, to wit:

Block B-20, PSL Survey:

Section	Part	Acres
21	All	663.8

Block B-21, PSL Survey:

Section	Part	Acres
7	All	645.77
11	All	640.00
12	All	647.69
13	All	646.98
14	All	646.29
15	All	645.58
16	All	646.07
17	All	646.52
18	All	640.00
19	All	648.20
20	All	640.00
21	All	640.00
22	All	648.73
23	All	648.02
24	All	647.32
25	All	646.61

Block B-26, PSL Survey: Section Part Acres 15 All 640.00 16 All 640.00 17 All 640.00 18 All 640.00 19 All 640.00 20 All 640.00 21 All 640.00 22 All 640.00 27 All 663.00 29 All 663.00 30 All 663.00 Block B-27, PSL Survey Section Part Acres 4 All 645.20 5 All 645.20 6 All 645.20 7 All 645.20 l4 All 645.20 15 All 645.20 Block B-28, PSL Survey: Section Part Acres 1 E/2 324.50 10 E/2 324.50 11 E/2 324.50 21 All 430.60 22 All 178.58 Block 2, H&TC Ry. Co. Survey: Section Part Acres 13 All 640.00 19 All 640.00 20 All 648.80

Block 4, H&TC Ry. Co. Survey: Section Part Acres 1 3 4 5 6 7 8 9 12 14 15 16 All All All All All All All All All All All All Block B-27, PSL Survey: Section Part Acres 67 68 69 70 71 72 All All All All All All Acres 640.00 640.00 646.48 640.00 649.04 640.00 650.44 640.00 648.19 648.00 640.00 648.78 Block X, CCSD&RGNG Ry. Co. Survey: Section Part Acres 640.00 651. 00 640.00 656.00 640.00 643.20 An undivided thirteen-thirty seconds (13/32) interest in and to the oil, gas and other minerals in and under and that may be produced from the following described lands situated in Crane County, Texas, and being a portion of the same lands conveyed to Marland Employees Royalty Company (now Southland Royalty Company) by W. N. Waddell, et al, under mineral deed dated November 16, 1926, recorded at Volume 13, Page 585, Deed Records of Crane County, Texas, to wit: Block 3, H&TC Ry. Co. Survey: Section Part Acres 1 All 640.00 2 All 650.95 3 All 640.00 4 All 651.80 5 All 640.00 6 All 649.54 7 All 640.00

Block 3, H&TC Ry. Co. Survey - Continued

Section	Part	Acres
8	All	651.67
9	All	640.00
10	All	650.29
11	All	640.00
13	All	640.00
15	All	640.00
16	All	650.50
17	All	640.00
18	All	648.20

PART TWO

Waddell (East Ranch):

An undivided three-eighths (3/8) interest in and to the oil, gas and other minerals in and under and that may be produced from the following described lands situated in Crane County, Texas, and being a portion of the same lands conveyed to Marland Employees Royalty Company (now Southland Royalty Company) by W. N. Waddell et al, under mineral deed dated November 16, 1926, recorded at Volume 13, Page 585, Deed Records of Crane County, Texas, to wit:

Block B-23, PSL Survey:

Section	Part	Acres
7	All	635.86
8	All	640.77
9	All	640.74
10	All	640.00
11	All	640.00
13	All	650.84
14	All	640.90
15	All	640.71
16	All	640.74
17	All	560.85
18	All	639.16

Block B-24, PSL Survey:

Section	Part	Acres
1	All	725.03
2	All	644.10
3	All	730.90
4	All	747.61
5	All	644.10
6	All	644.10
7	All	643.50
11	All	666.80

Block B-25, PSL Survey: Section Part Acres 2 All 645.84 3 All 646.32 4 All 646.79 5 All 647.26 7 All 640.00 8 All 647.11 9 All 646.64 10 All 646.16 11 All 645.69 12 All 645.22 13 All 645.08 14 All 645.56 15 All 646.03 16 All 646.50 17 All 646.97 18 All 640.00 19 All 640.00 20 S/2 323.44 21 All 646.36 22 All 645.89 23 N/2 322.69 24 All 644.95 25 All 667.92 26 All 668.43 27 All 668.66 28 All 669.34 29 All 669.82 Block B-26, PSL Survey: Section Part Acres 13 All 640.00 24 All 640.00 Block. 43, T-4-S, T&P Ry. co. Survey: Section Part Acres 28 All 656.00 The R. C. Evans Pre-Emption Survey, Abstract No. 206 - 80 acres The S. J. Kyle Pre-Emption Survey, Abstract No. 207 - 80 acres

PART THREE Terms and words assigned a defined meaning in the Conveyance to which this Schedule A is attached have the Same meaning herein. The interests described in Parts One and Two above constitute the Subject Lands referred to in Section 1.19 of the conveyance. Assignor's interest in said lands and subject Interests is or may be subject to certain kinds or character of burdens or encumbrances which are too numerous and cumbersome to enumerate and describe, the type of which are described below, and the Subject Interests shall be subject to the same, to wit: (a) Contractual commitments for the sale of oil or gas produced from all or part of the Subject Lands, including, without limitation: (i) Agreement between Assignor and Gulf Oil Corporation dated July 11, 1975; (ii) Gas Purchase Contract between Assignor and lntratex Gas Company dated February 7, 1975; (iii} Gas Purchase Contract between Assignor and El Paso Natural Gas Company dated May 2, 1980. (b} Contracts between Assignor and Non-Affiliates gov- erning operations or joint operations on or affecting the Subject Interests. (c) Unitization or pooling agreements. (d) Agreements for the Processing of Subject Minerals, and agreements for sale of products resulting from Processing. (e) Boundary line agreements. (f) The following oil and gas leases, insofar as they affect the lands covered thereby: (i) Oil and Gas Lease dated July 14, 1975 from Southland Royalty Company, as Lessor, to John L. Harlan, Trustee, as Lessee, recorded at Volume 245, Page 575, Records of Crane county, Texas, covering E/2 NE/4 Section 13, Block B-21, PSL Survey.

(ii) Oil and Gas Lease dated November 28, 1975 from Southland Royalty Company as Lessor to John L. Harlan, Trustee, as Lessee, recorded at Volume 250, Page 701, Records of Crane County, Texas, covering NE/4 SE/4 Section 13, Block B-21, PSL Survey, limited to the McKnight Zone. (iii) Oil and Gas Lease dated July 14, 1975 from Southland Royalty Company, as Lessor, to Natural Resources Group, Inc., as Lessee, recorded at Volume 245, Page 420, Records of Crane County, Texas, covering NE/4 Section 28, Block B-25, PSL Survey, limited to the Pennsylvanian Zone. (iv) Oil and Gas Lease dated July 14, 1975 from Southland Royalty Company, as Lessor, to Boyd Enterprises, Inc., as Lessee, recorded at Volume 245, Page 354, Records of Crane County, Texas, covering NE/4 SW/4 Section 21, Block B-20, PSL Survey, limited to the San Andres Zone. (V) Oil and Gas lease dated July 14, 1975 from Southland Royalty Company, as Lessor, to Highland Production Company, as Lessee, recorded at Volume 245, Page 785, Records of Crane County, Texas, covering NW/4 SE/4 Section 21, Block B-20, PSL Survey, limited to the San Andres Zone. 3. References to agreements, burdens or encumbrances in paragraph 2 above of Part Three of this Schedule A, whether specifically or generically, includes reference to same as originally written, together with any amendments thereto heretofore duly adopted and any amendments or modifications hereafter made by Assignor in fulfillment of its rights and obligations under the terms of the Conveyance and the Trust Indenture.

SCHEDULE B Attached to and made a part of net overriding Royalty conveyance (Permian Basin Royalty Trust-Waddell Ranch from southland Royalty Company, as Assignor, to the first National Bank of Fort Worth, as assignee. If and to the extent of any conflict or inconsistency between the term and provisions of this Schedule B and the above conveyance, the term and provisions of said conveyance shall control. PRODUCTION COSTS I. Definitions 1. defined terms used in the Conveyance to which this Schedule B is attached have the same meaning when used herein. 2. “property” shall mean the Subject Interests and any fixtures and personal property used in Operations. 3. "Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Property. 4. “Operator” shall mean the Assignor, its successors and assigns. 5. "first Level Supervisors“ shall mean those employees whose primary function is the direct supervision of other employees and/or contract labor directly employed on the Property in a field operating capacity. 6. "Technical Employees” shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function is the handling of specific operating conditions and problems for the benefit of the Property. 7. "Personal Expenses" shall mean travel and other reason able reimbursable expenses of Assignor's employees. 8. “Material” shall mean personal property, equipment or supplies acquired for use on the Property. 9. "Controllable Material” shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council Of Petroleum Accountants Societies of North America (“COPAS").

II. Direct Costs rentals and royalties. Royalties burdening the Property which were in existence at the Effective Date and lease rentals. Labor. A. (1) Salaries and wages of Operator's field employees directly employed on the Property in the conduct of Operations. (2) Salaries of First Level Supervisors in the Field. (3) Salaries and wages of Technical Employees directly employed on the Property. B Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 2A of this Section II. Such costs under this Paragraph 2B may be charged on a "when and as paid basis" or by “percentage assessment” on the amount of salaries and wages chargeable under Paragraph 2A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience. C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable under Paragraphs 2A and 2B of this Section II. D. Personal Expenses of those employees whose salaries and wages are chargeable under Paragraph 2A of this Section II. 3. EMPLOYEE BENEFITS. Operator's current costs of established plans for employees‘ group life insurance, hospitalization, pension, retirement, thrift, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable under Paragraphs 2A and 2B of this Section II shall be Operator's actual cost, not to exceed 23% or such higher percentage as may hereafter be recommended by COPAS.

4. Material. Material Purchased or furnished by operator for use on the property as provided under section IV. Only such Material Shall be purchased for or transferred to the property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stock shall be avoided. 5. Transportation. transportation of employees and Material necessary for operations but subject to the following limitations: A. If Material is moved to the Property from the Operator's warehouse or other properties, no charge shall be made for a distance greater than the distance from the nearest reliable supply store, recognized barge terminal, or railway receiving point where like material is normally available. B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made for a distance greater than the distance to the nearest reliable supply store, recognized barge terminal, or railway receiving point. No charge shall be made for moving Material to other properties belonging to Operator. C. In the application of Subparagraphs A and B above, there shall be no equalization of actual gross trucking cost of $200 or less excluding accessorial charges. 6. Services. The cost of contract services, equipment and utilities provided by outside sources, and the cost of professional consultant services and contract services of technical personnel directly or indirectly engaged in connection with the Property. 7. EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR. A. Operator shall charge for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operations. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on investment not to exceed eight percent (8%) per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Property. B. In lieu of charges in Paragraph 7A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association. 8. DAMAGES AND LOSSES TO PROPERT all costs or expenses necessary for the repair or replacement of Property made necessary because of damages losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from operator's gross negligence or willful misconduct. 9. LEGAL EXPENSE. Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from Operations or necessary to protect or recover the Property and all other legal expense, except that no charge for services of Operator's legal staff shall be made. 10. INSURANCE. Net premiums paid for insurance carried on the Property or in respect of Operations. 11. OTHER EXPENDITURES. Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III, and which is incurred by the Operator in the necessary and proper conduct of Operations. II. Overhead 1. OVERHEAD--DRILLING AND PRODUCTION OPERATIONS. A. As compensation for administrative, supervision, office services and warehousing costs described in Appendix 1 hereto Operator shall charge for drilling and producing operations as follows: Drilling Well Rate--$2,000.00 per month. Producing Well Rate--$300.00 per month.

B. Such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 2A, Section II. C. the salaries, wages and Personal Expenses of technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the property shall not be covered by the Overhead rates. D. Application of Drilling Well Rate Overhead (1) Charges shall begin on the date the well is spudded and terminate on the date the drilling or completion rig is released, whichever is later, except that no charge shall be made during suspension of drilling operations for fifteen (15) or more consecutive days. (2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig, commence through date of rig release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive days. E. Application of Producing Well Rates (1) An active well either produced or injected into for any portion of the month shall be considered as a one~-well charge for the entire month. (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority. (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one well charge providing the gas well is directly connected to a permanent sales outlet.

(4) A one-well charge may be made for the month in which plugging and abandonment operations are completed on any well. (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge. F. The overhead rates set in Section III.1.A. hereof hall be adjusted as of the first day of April each year following the Effective Date. The adjustment shall be computed by multiplying the rate then in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Fields Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment. 2. OVERHEAD--MAJOR CONSTRUCTION To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the Operations, Operator shall charge for overhead based on the following rates for any Major Construction project costing .in excess of $25,000: A. 8% of total costs if such costs are more than $25,000 but less than $100,000; plus B. 6% of total costs in excess of $100,000 but less than $1,000,000; plus C. 4% of total costs in excess of $1,000,000. Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells shall be excluded. IV. Pricing of Material Purchases, Transfers and Adjustments Operator shall be the owner of all Material but shall make proper and timely charges and adjustments constituting

Exclusions to Production Costs for all material movements affecting the Property. 1. Purchases. Material purchased shall be charged at the price paid by operator after deduction of all discounts received. In case of material found to be defective or returned to vendor for any other reason, credit shall be allowed when adjustment has been received by the operator. 2. Transfers. Material furnished to the property shall be priced on the following bases exclusive of cash discounts: A. New Material (condition A) (1) Tubular goods, except line pipe, shall be priced at the current new price in effect on date of movement on a maximum carload or barge loan weight basis, regardless of quantity transferred, equalized to the lowest published price f.o.b. railway receiving point or recognized barge terminal nearest the Property where such Materials normally available. {2) Line Pipe (a) Movement of less than 30,000 pounds shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Property where such Material is normally available. (6) Movement of 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph 2A (1) of this Section IV. (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store or f.o.b. railway receiving point nearest the Property where such Material is normally available. B. Good Used Material (Condition B) Material in sound and serviceable condition and Suitable for reuse without reconditioning:

(1) Material moved to the Property (a) At seventy-five percent (75%) of current new price, as determined by Paragraph 2A of this Section IV. (2) Material moved from the Property (b) At seventy-five percent (75%) of current new price, as determined by Paragraph 2A of this Section IV, if Material was originally charged as new Material, or (c) At sixty-five (65%) of current new price, as determined by Paragraph 2A of this Section IV, if Material was originally charged as good used Material at seventy-five percent (75%) of current new price. The cost of reconditioning, if any, shall be absorbed by the transferring property. C. other used material (condition C and D) (1) (2) Condition C Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph 2A of this Section IV. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value. (2) Condition D All other Material, including junk, shall be priced at a value commensurate with its use Or at prevailing prices. Material no longer suitable for its original purpose but usable for some other purpose, shall be priced on a basis comparable with that of items normally ng used Conditions for such other purpose. D. Pricing Conditions (1) Loading and unloading costs may be charged at the rate of fifteen cents (15¢) per hundred weight on all tubular goods movements, in lieu of loading and unloading costs sustained, when actual hauling cost of such tubular goods are equalized under provisions of paragraph 5 of section II.

(2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material. PREMIUM PRICES. whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the operator has no control, the operator may charge for the required material at the operator’s actual cost incurred in providing such material, in making it suitable for use, and in moving it to the property. 4. Warranty of materials furnished by operator. Operator does not warrant the material furnished. In case of defective materials, credit shall not be allowed until adjustment has been received by operator from the manufacturers or their agents.

APPENDIX 1 TO SCHEDULE B The following reflects a representative abridged listing of the functions and services which shall be considered as included in and covered by the overhead rates covered in Section III of Schedule B, and should serve as a guide for similar functions and services intended to be covered by such overhead rates even though some of the functions may be contract services performed by third parties. A. Salaries, Benefits and Related Costs of Field, Area and/or District Managers and/or Superintendents Foremen--Superintendent Drilling--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Production--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Construction--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Production Engineers--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Production Geologists--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Other Technical Employees--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Office Stenographers Office Clerks Time Keeping Preparation of Automotive and Other Vehicle Reports Local Purchasing (Field Orders) Preparation and Coding of Invoices Preparation of Material Requisitions Preparation of Field Transfers Preparation of Field Receiving Reports Posting of Production Reports Preparation of Over and Short Reports Reading and Integration of Charts Preparation of Field Gas Production and Consumption Report

Preparation of Field Office Reports to State and Federal Regulatory Bodies Miscellaneous Routine Field Office Clerical Duties Field Office Inventory Men Conducting Physical Inventories Preparation of Field Inventory Records Warehousemen and/or Clerks office Equipment, Supplies, Stationery and Forms Maps, Photostats and Blueprints, when required for general District use. Rentals Rentals paid for buildings, office and storage space used by District employees. Rentals paid in connection with sites for District production offices, camps, warehouses and other facilities used specifically for District purposes. Ad Valorem Taxes Taxes paid on buildings and equipment charged to Operator's Field, Area, and/or District accounts. Insurance Net cost of all types of insurance, including workmen's compensation and public liability insurance; when such insurance is applicable to the District. B. General Management General Operating Administration Drilling Managers and/or Superintendents and Office Staffs Production Managers and/or Superintendents and Office Staffs Civil Engineers--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Reservoir Analysis and Engineering Petroleum Engineers--(Except when permitted as a direct charge under Para. 2.A, Sec. II) Negotiation of Production and Residue Gas Sales Negotiation of Gas Sales Preparation and Negotiation of Joint Operation Agreements Preparation of General Production Records Traveling and Transportation Expense of Home, Division, Area, Region, or similar Administrative Office Employees

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General Accounting and Services Checking of Invoices Preparation of Paychecks Responsibility of Account Distribution or Coding Payment of Vendor's Invoices Maintaining Property Investment Records Maintaining Joint Interest Cost Records Preparation of Joint Interest Billing Preparation of Royalty Checks Machine Accounting and Data Processing Functions Photostat and Other Reproduction Service Ad Valorem Tax Service and/or Counsel Systems and Procedures Internal Auditing Communications Expense--Telephone, telegraph and teletype service rendered to the District; also operating expenses of radio communication systems which serve the District and which are not chargeable to any particular lease or facility operation. The costs applicable to communication service and/or equipment directly employed on and serving the Property shall be a direct charge to the Property. Area and/or District Office Utility Services Safety Meetings and/or Dinners Area and/or District Office Safety Equipment First Aid Supplies Physical and Medical Examinations--cost of pre-employment and medical examinations of personnel to be employed in the District, including costs of annual or periodic examinations and immunizations. Transportation, including freight and express costs when such costs are incurred directly in the operation and/or maintenance of District offices, buildings, and facilities. Traveling Expense of District employees when such expense is for the sole benefit of the District. Traveling and personal expenses of District employees attending oil shows, API meetings, and for company training schools, which are for the primary benefit of the Operator shall be borne solely by the Operator. Moving Expenses--Costs of moving and transfer of District employees including relocation

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expenses such as real estate fees, closing costs, compensation for loss on sale of home, carpeting and draperies when transferred within or into the District. Costs incurred for the primary benefit of the Operator, such as transfer of trainees, shall be borne solely by the Operator. Memberships, Dues and Subscriptions for Field, Area and/or District Personnel Depreciation on Operator's wholly-owned Field, Area and/or District production offices, equipment, buildings, camps, roads, fences, etc., used for District purposes. Repair and Maintenance on Operator's wholly- owned Field, Area, and/or District production offices, equipment, buildings, camps, roads, fences, etc. including the cost of small tools and supplies used specifically for District purposes. Warehouse--wholly-owned Depreciation Operating and Maintenance Expense Cost of Storing and Handling Material Title Record and Division Order Administration Landmen and Titlemen Maintenance of Division of Interest Records Obtaining Royalty Signatures Exploration Administration Geologists--(Except when permitted as a direct charge under Para. 2.A, Sec. II) General Research Geophysicists General Purchasing Administration Industrial and Public Relation Administration Employee Relation Counselor Safety Engineer Industrial Nurse and/or Doctor Safety Awards Incentive Awards Contributions to Charity and/or Civic Organizations Special Investigators Administration of Benefit Plans

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General Oil and Gas Well Proration and Pricing Administration Preparation of Reports to and Representation before Governmental Agencies General Legal Counsel (to the extent performed by Operator's legal staff) Preparation of Contracts Title and Other Opinions Transportation and Traffic Administration Insurance Administration

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